                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 16, 2000 on the financial statements of Vista Energy Resources, Inc. included in Prize Energy Corp.'s Form 10-K for the fiscal year ended December 31, 1999, into (a) the Registration Statement on Form S-8 pertaining to the Prize Energy Corp. Amended and Restated Option Plan and
(b) the Registration Statement on Form S-8 pertaining to the Prize Energy Corp. 1998 Key Employee Stock Option Plan.

                                                /s/   ARTHUR ANDERSEN LLP

Dallas, Texas
June 9, 2000